THE MERGER FUND
SECOND AMENDMENT TO THE
AMENDED AND RESTATED TRANSFER AGENT AGREEMENT

THIS SECOND AMENDMENT, effective as of January 1, 2017 to the Amended and Restated Transfer Agent Servicing Agreement dated January 19, 2011 (the "Agreement"), as amended July 9, 2013, is entered into by and between THE MERGER FUND, a Massachusetts trust, and U.S. BANCORP FUND SERVICES, LLC.

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fees of said Agreement;

WHEREAS, Section 13 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit E of the Agreement is hereby superseded and replaced with Amended Exhibit E attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE MERGER FUND	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Bruce Rubin	By: /s/ Michael L. Ceccato
Name: Bruce Rubin	Name: Michael L. Ceccato
Title: COO	Title: Senior Vice President

Amended Exhibit E to the Amended and Restated Transfer Agent Agreement
Transfer Agent, Shareholder & Account Services Fee Schedule
The Merger Fund Investor Class
The Merger Fund Institutional Class
Effective January 1, 2017 through December 31, 2020

Annual Shareholder Account Fee (see minimum)
♦ No-Load  - $__ /account
♦ NSCC Level 3 - $__/account

Annual Minimum
♦ $__ per no-load fund

Activity Charges
♦ Telephone Calls - $__ /minute
♦ 401(k) daily valuation Trades - $__/trade
♦ Omnibus Account Transactions
       ♦$__ each – first __ transactions
       ♦$__ each – next __ transactions
       ♦$__ each – next __ transactions
       ♦$__   each – next __ transactions
       ♦$__   each – balance of transactions
♦ E-mail Services
$__ /month administration
$__ /e-mail received
♦ AML New Account Service - $__/new domestic accounts, $__/new foreign account and $__ per shareholder verification.
♦ ACH/EFT Shareholder Services:
$__ /month/fund group
$__ /ACH item, setup, change
$__ /correction, reversal

Qualified Plan Fees (Billed to Investors)
♦ $__ /qualified plan acct (Cap at $__/SSN)
♦ $__ /Coverdell ESA acct (Cap at $__/SSN)
♦ $__ /transfer to successor trustee
♦ $__ /participant distribution (Excluding SWPs)
$__ /refund of excess contribution

Shareholder Fees (Billed to Investors)
♦ $__ /outgoing wire transfer
♦ $__ /overnight delivery
♦ $__ /telephone exchange
♦ $__ /return check or ACH
♦ $__ /stop payment
♦ $__ /research request per account (Cap at $__/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges
1.   Implementation Services
♦ First CUSIP - $__ /first CUSIP
♦ Fund Setup - $__ /additional CUSIP
♦ 800 Service - $__ ATT transfer connect
♦ VRU Setup - $__ /fund group
♦ NSCC Setup - $__/fund group

2.   Average Cost - $__/account/year
3.   File Transmissions – subject to requirements
4.   Selects - $__ per select
5.   ReportSource - $__ /month – Web reporting
6.   System Access –TALink, COLD, Image
♦ Setup - $__ /concurrent connection each
♦ Service - $__ /month each
7.  Physical Certificate Shares
♦ Setup - $__ /fund
♦ Issue of Certificate - $__ /certificate transaction
8.   Extraordinary services – charged as incurred
♦ Development/Programming - $__ /hour
♦ Conversion of Records – Estimate to be provided
♦ Custom processing, re-processing
9.   Short Term Trader
♦90 days or less - $__ / open account
♦91-180 days - $__ / open account
♦181-270 days - $__ / open account
♦days -1 year -$__ / open account
♦1 year – 2 years - $__ / open account

Chief Compliance Officer Support Fee*

▪	$__ per year per fund complex

Amended Exhibit E (continued) to the Amended and Restated Transfer Agent
Agreement – The Merger Fund effective January 1, 2017

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), FundSource, EConnect Delivery, Shareholder Call review analysis, statement support, mutual fund profile II services, dealer/fund merger events, NAV reprocessing and additional services mutually agreed upon.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Amended Exhibit E (continued) to the Amended and Restated Transfer Agent Agreement – The Merger Fund
 Supplemental Services Fee Schedule effective January 1, 2017

CUSIP Setup

▪	CUSIP Setup beyond the initial CUSIP – $__ per CUSIP
▪	Expedited CUSIP Setup – $__ per CUSIP (Less than 35 days)

FAN Web Responsive Design (includes Mobile Access)

Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over ___ open accounts)
-	Implementation – $__ per fund group – includes up to 90 hours of technical/BSA support
-	Annual Base Fee – $__ per year
▪	FAN Web Select (Fund Groups under ___ open accounts)
-	Implementation – $__ per fund group – includes up to 45 hours of technical/BSA support
-	Annual Base Fee – $__ per year
▪	Customization – $__ per hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
-	Inquiry – $__ per event
-	Account Maintenance – $__ per event
-	Transaction – financial transactions, duplicate statement requests, etc. – $__ per event
-	New Account Set-up – $__ per event (Not available with FAN Web Select)
▪	Strong Authentication:
-	$__ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery – $__ per year
▪	Per Record Charge
-	Rep/Branch/ID – $__
-	Dealer – $__
▪	Price Files – $__ per record or $__ per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.
▪	Account inquiry
- Inquiry - $__ per event
-	Vision ID - $__ per month per ID
▪	Transaction Processing*
- Implementation Fee - $__ per Management Company
- Transaction – purchase, redeem, and exchange - $__ per event
- Monthly Minimum Charge - $__ per month
▪	Electronic Statements*
-	Implementation- $__ per fund group
-	Load charges-$__ per image
-	Archive charge (for any image stored beyond 2 years)-$__ per document

*Vision ID and event charges also apply.

FundSource

Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-	$__ per Month – Unlimited Users
Electronic Correspondence - Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-	$__ per Email
-

 Amended Exhibit E (continued) to the Amended and Restated Transfer Agent Agreement – The Merger Fund - Supplemental Services Fee Schedule effective January 1, 2017

Client Web Data Access

USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	RMOD – Statement Storage & Retrieval
-	Setup: $__ per user
-	Support: $__ per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-	Setup: Included in initial fund setup on Transfer Agent system
-	$__ per user per month
Additional Data Delivery Services
▪	Ad Hoc/PowerSelect File Development
-	Standard ad-hoc select: $__ per file
-	Custom coded data for recurring, scheduled delivery: $__ per hour consultation and programming development
-	Support: $__ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $__ one-time fee
-	Support: $__ per file per month
▪	File Delivery to Alternate Sales Reporting Provider
-	Setup: $__ one-time fee
-	Maintenance Fee: $__ per file per month

Recordkeeping Application Access

▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
-	$__ implementation
-	$__ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
-	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-	$__ implementation
-	$__ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
-	$__ implementation
-	$__ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
-	$__ implementation
-	$__ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
-	$__ implementation
-	$__ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
-	$__ implementation
-	$__ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
-	$__ per month

Programming Charges

▪	$__ per hour (subject to change)
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)

Outbound Calling & Marketing Campaigns

▪	Cost based on project requirements.

Amended Exhibit E to the Amended & Restated Transfer Agent Agreement Supplemental Services Fee Schedule effective January 1, 2017

Short-Term Trader

Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪	90 days or less: $__ per open account
▪	91-180 days: $__ per open account
▪	181-270 days: $__ per open account
▪	271 days – 1 year: $__ per open account
▪	1 year – 2 years: $__ per open account

Excessive Trader

Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪	$__ setup per fund group of __ funds, $__ setup per fund group of over __ funds
▪	$__ per account per year

Transfer Agent Training Services

▪	On-site at USBFS – $__ per day
▪	At Client Location – $__ per day plus travel and Miscellaneous expenses if required

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$__ per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$__ setup per fund group
▪	$__ per month administration
▪	$__ per received email correspondence

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$__ per fund group per month

Literature Fulfillment Services

▪	Account Management/Database Administration
-	$__ per month
-	Receiving – $__ per SKU
-	Order Processing – $__ per order
-	Skid Storage – $__ per month per location
-	Disposal – $__ per SKU
▪	Inbound Teleservicing Only
-	Account Management – $__ per month (OR)
-	Call Servicing – $__ per call
▪	Lead Source Reporting
-	$__ per month
▪	Closed Loop Reporting
-	Account Management – $__ per month
-	Database Installation, Setup – $__ per fund group
▪	Miscellaneous Expenses
-	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
▪	$__ per Month

Amended Exhibit E (continued) to the Amended and Restated Transfer Agent Agreement – The Merger Fund

Transfer Agent & Shareholder Services - Supplemental Services Fee Schedule effective January 1, 2017

CTI Reporting

Integrated custom detailed call reporting
▪	$__ per monthly report

Mutual Fund Profile II Services

Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
▪	Initial data population: $__ for less than __ CUSIP / $__ for __ CUSIPS or more
▪	Monthly maintenance: $__ per management company
▪
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $250/hour

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$__ per qualified plan account or Coverdell ESA account (Cap at $__ per SSN)
▪	$__ per transfer to successor trustee
▪	$__ per participant distribution (Excluding SWPs)
▪	$__ per refund of excess contribution
▪	$__ per reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$__ per outgoing wire transfer or overnight delivery
▪	$__ per telephone exchange
▪	$__ per return check or ACH or stop payment
▪	$__ per research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing

Services to support the setup and processing of physical certificated shares for a fund family:
▪	$__ setup per fund group
▪	$__ per certificate transaction

Real Time Cash Flow

▪	Implementation (one time charge) & Recurring Charges (monthly)
-	Up to 5 Users – $__
-	Over 5 Users – to be provided
▪	Training
-	WebEx - $__ per user
-	On Site at USBFS – $__ per day
-	At Client Location – $__ per day plus travel and Miscellaneous expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) – $__ per hour (8 hour estimate)
-	Recurring (per feed) – $__ per month

Fund Closing/Deconversion Fees

▪	Programming & File Delivery – $__/hour
▪	Project Management/Analysis – $__/hour
▪	Account Data Retention – $__/account/month until purged*
▪	CUSIP Data Retention – $__/CUSIP/month until purged*

*FINCEN regulations require account retention for 12 months following closing.  Data is purged the first July after retention requirements have been fulfilled.

Amended Exhibit E (continued) to the Amended and Restated Transfer Agent Agreement – The Merger Fund
Supplemental Services Fee Schedule at January 1, 2017

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost
▪ $__ – $__ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

▪ $__ MARS Sales Reporting (Includes 1 Sales User)
▪	$__ – Enhanced Services*
Includes up to 80 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and  business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
▪	$__ – Custom Data Interface
▪	$__ – OmniSERV Setup
▪	$__ – Standard Interface
▪	$__ – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
▪ $__ – Dealer Interfaces (Initial Four Dealers are Included in the Base)
▪	$__ – Sales User Access (1 User Included in Base)
▪	$__ – Additional 1 GB of Data Storage (Initial 25 GB Included in the Base)
Standard Version 8i Products & Services (Monthly Fee)
▪	$__ – OmniSERV
▪	$__ – Daily Transaction Load from Sales Portal
▪	$__ – Monthly Asset Load from Sales Portal
▪	$__ – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Training
▪	$__ /day plus travel and miscellaneous expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Amended Exhibit E (continued) to the Amended and Restated Transfer Agent Agreement – The Merger Fund
Supplemental Services Fee Schedule at January 1, 2017

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $__ per statement
Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
Development & Implementation of Electronic Confirm Statements – $__ initial setup fee
Note: Quarterly minimum fee of $__.

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $__ per statement
Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
Development & Implementation of Electronic Investor Statements – $__ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $__ per statement
Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
Development & Implementation of Electronic Tax Statements – $__ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
Development & Implementation of Electronic Compliance Documents – $__ initial setup fee
Note: Annual compliance minimum fee of $__.

Related FAN Web  Fees
View Consent Enrollment – $__ per transaction
Consent Enrollment – $__ per transaction
View Statements – $__ per view

Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee.  Archive fee of $__ per document per year for three years and greater, if desired
FAN Web customization charges also apply